SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2000

EPLUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other	(Commission File Number)	IRS Employer
jurisdiction of incorporation)		Identification No.

400 Herndon Parkway, Herndon, Virginia 20170
(Address, including zip code, of principal executive office)

(703) 834-5710

(Registrant's telephone number, including area code)

Item 5

On December 27, 2000, ePlus inc. issued a Press Release announcing that it expected to exceed Wall Street's consensus estimates for its third and fourth quarter and the year as a result of higher margins and lower expenses. Enclosed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is the text of the December 27, 2000 press release.

            /s/Steven J. Mencarini
            Chief Financial Officer

Date: January 5, 2001